UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2006

MAYSIA RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52025

(Commission File Number)

N/A

(IRS Employer Identification No.)

3625 N. Hall Street, Suite 900, Dallas Texas 75219-5106

(Address of principal executive offices and Zip Code)

(214) 459-1217

Registrant's telephone number, including area code

1600 Beach Avenue, Suite 1810-D, Vancouver, BC V6E 1V8

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 9, 2006, we appointed Glen D. Harder to our board of directors.

Mr. Harder is a senior securities and corporate finance lawyer with approximately 20-years of experience in, among other things, structuring and capitalizing early stage corporations, acquisitions, mergers, takeovers, arrangements, corporate governance issues and public and private debt or equity financing transactions. Mr. Harder has extensive experience in matters specifically related to the natural resource sector – primarily oil and gas exploration and production.

Our board of directors now consists of Gordon A. Samson and Glen D. Harder. There are no family relationships between Mr. Harder and any of our directors or executive officers.

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Item 7.01	Regulation FD.

We have diversified our business to include a focus on oil and gas exploration and production, and, in this regard, will shortly change our name to “PrimeGen Energy Corporation”. This change will take effect upon the filing with the Secretary of State for Nevada of an amendment to our articles of incorporation and is expected to be implemented on or about August 25, 2006. We are in current discussions and intend to complete a series of oil and gas transactions that will be announced as details are finalized. In association with our changed emphasis, we have moved our operational headquarters to 3625 N. Hall Street, Suite 900, Dallas Texas.

Item 8.01 Other Events

We have changed the address of our principal executive office from 1600 Beach Avenue, Suite 1810-D, Vancouver, BC V6E 1V8 to 3625 N. Hall Street, Suite 900, Dallas Texas 75219-5106.

Our current telephone number is (214) 459-1217 and our current fax numbers are (214) 459-1250.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYSIA RESOURCES CORPORATION

/s/ Gordon A. Samson

Gordon A. Samson

Director

Date: August 9, 2006

D/JLM/888599.1